                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                           SUBSIDIARIES OF REGISTRANT


             NAME                   JURISDICTION              % OWNERSHIP

Symix Computer Systems, Inc.           Ohio                      100

Symix Systems, B.V.               The Netherlands                100

Symix France, SA                      France                     100


                     SUBSIDIARIES OF SYMIX COMPUTER SYSTEMS, INC.


Symix Systems (Ontario) Inc.          Canada                     100

Symix Computer Systems                Canada                     100
(Canada) Inc.

Symix Computer Systems          The United Kingdom               100
(UK) Ltd.

Symix Asia Company Ltd.              Thailand                    100

Symix Computer Systems               Hong Kong                   100
(Hong Kong) Ltd.

Symix Computer Systems               Singapore                   100
(Singapore) Pte. Ltd.

Symix Computer Systems               Australia                   100
(Australia) Pty. Ltd.

Symix Computer Systems                Mexico                     100
(Mexico) S. De R.L. De C.V.


                                      55


Symix New Zealand Ltd.             New Zealand                   100

Symix Computer Systems
(Malaysia) Sdn Bhd.                 Malaysia                     100


                        SUBSIDIARIES OF SYMIX SYSTEMS, B.V.

Symix (U.K.) Ltd.               The United Kingdom               100


                    SUBSIDIARIES OF SYMIX SYSTEMS (ONTARIO) INC.

Visual Applications
Software, Inc.                        Canada                     100



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